Exhibit 99.1

For more information:

Peter C. Wulff

Chief Financial Officer

Alphatec Spine, Inc.

(760) 494-6746

investorrelations@alphatecspine.com

Westwicke Partners

Lynn C. Pieper

(415) 202-5678

lynn.pieper@westwicke.com

ALPHATEC SPINE ANNOUNCES FIRST QUARTER 2010

REVENUE AND FINANCIAL RESULTS

- Revenue of $38.4 million; 25.6% growth over Q1 2009

Adjusted EBITDA of $5.4 million -

CARLSBAD, Calif., May 10, 2010 – Alphatec Holdings, Inc. (Nasdaq:ATEC), the parent company of Alphatec Spine, Inc., a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, with a focus on treating conditions related to the aging spine, announced today financial results for the first quarter March 31, 2010.

First Quarter 2010 Financial Highlights

•	Record consolidated revenue of $38.4 million reported in the first quarter 2010 represents 25.6% growth over the first quarter 2009 and 5.0% sequential revenue growth over fourth quarter 2009.

•	US revenue of $28.4 million reported for the first quarter 2010 represented growth of 19.4% over first quarter 2009, double the growth of the US spine market.

•	European revenue of $3.9 million reported in the first quarter 2010 grew by 303% over the $1 million reported for first quarter 2009.

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Adjusted EBITDA of $5.4 million reported in the first quarter 2010 compared to $1.4 million reported for the first quarter 2009, representing strong operating leverage with continued investment in product development.

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Non-GAAP net loss was $0.2 million for the first quarter 2010, excluding Scient’x acquisition-related transaction and restructuring costs of $4.0 million and in-process research and development expenses of $0.5 million. Non-GAAP EPS was $0.00 per share for first quarter 2010 compared to non-GAAP EPS of ($0.06) per share reported in first quarter 2009.

First Quarter 2010 Performance Highlights

•	Closed the acquisition of Scient’x SA in late March 2010.

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Acquisition creates global scale and offers revenue and cost synergies; complements core product portfolio and enhances Aging Spine focus - combined entity is the third-largest independent spinal implant company, with a global span of product distribution in over 50 countries.

•	Completed follow-on equity offering in mid-April 2010 resulting in $42.5 million of net proceeds to the Company.

•	Provides significant capital to fund general corporate purposes and working capital, including integration of Scient’x.

•	Reached significant milestones in the development and launch of products within the Company’s Aging Spine portfolio.

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As of March 31, 2010, over 900 patients have been treated in the EU with the Company’s OsseoFix Spinal Fracture Reduction System, a minimally invasive device that stabilizes the vertebral body following a vertebral compression fracture.

•	OsseoScrew, the Company’s proprietary expandable pedicle screw system, designed for use in patients that require additional fixation, was approved and launched in the EU in the first quarter 2010.

“Today we are pleased to announce our eleventh consecutive quarter of record revenues and continued strong year-over-year growth. With the closing of the Scient’x acquisition and the completion of the equity follow-on offering, Alphatec Spine has become a leading pure-play spine company that is truly global, with scale to address the spine market in the US, Asia, Europe and Latin America,” stated Dirk Kuyper, Alphatec Spine’s President and Chief Executive Officer. Mr. Kuyper continued, “We are particularly pleased with our ability to demonstrate operating leverage, as evidenced by adjusted EBITDA of more than $5.0 million reported in the first quarter of 2010. We look forward to leveraging our broad-based international distribution network to drive long-term growth and profitability.”

Mr. Kuyper continued, “Lastly, I am pleased with the progress we have made with the US integration of Scient’x into Alphatec Spine. As of April 30th, Scient’x’s US operations have been consolidated into Alphatec Spine, and we remain on track to realize at least $5 million of savings by eliminating redundancies in Scient’x’s operating expenses.”

First Quarter 2010 Financial Results

The effective date of the Scient’x acquisition for accounting purposes is March 31, 2010. The Company’s reported consolidated balance sheet includes the fair value of Scient’x’s acquired assets and assumed liabilities, in accordance with the acquisition method of accounting. The first quarter 2010 reported consolidated statement of operations and consolidated statement of cash flows does not include the operating performance of Scient’x.

Consolidated revenues for the first quarter 2010 were $38.4 million, an increase of 25.6% from the $30.6 million reported for the first quarter 2009. US revenues for the first quarter 2010 were $28.4 million, an increase of 19.4% from the $23.8 million reported for the first quarter 2009. Asian revenues for the first quarter 2010 were $6.1 million, an increase of 4.6% from the $5.8 million reported for the first quarter 2009. European revenues for the first quarter 2010 were $3.9 million, a significant increase over the $1.0 million reported for the first quarter 2009.

Gross profit for the first quarter 2010 was $24.0 million, an increase of $4.2 million over first quarter 2009 of $19.8 million. First quarter 2010 gross margin of 62.4% was below first quarter 2009 gross margin of 64.6%. The decrease in gross margin of 220 basis points is primarily due to geographic sales mix, increased surgical instrument depreciation and modest US hospital price erosion, partially offset by improving manufacturing efficiencies and reduced royalty burden.

Total operating expenses for the first quarter 2010 were $27.6 million, an increase of $4.7 million compared to first quarter 2009 of $22.9 million. The first quarter 2010 includes $4.0 million in acquisition-related restructuring and transaction expenses. Excluding the acquisition-related expenses, total operating expense increased $0.7 million compared to first quarter 2009, primarily related to an increase in research and development and sales and marketing expenses.

Research and development expenses for the first quarter 2010 were $3.7 million, an increase of $0.8 million compared to the first quarter 2009 of $2.9 million.

In-process research and development expenses for the first quarter 2010 were $0.5 million, a decrease of $0.8 million compared to the first quarter 2009 of $1.3 million.

Sales and marketing expenses for the first quarter 2010 were $13.8 million, an increase of $1.0 million compared to the first quarter 2009 of $12.8 million.

General and administrative expenses for the first quarter 2010 were $5.6 million, a decrease of $0.4 million, compared to the first quarter 2009 of $6.0 million.

Adjusted EBITDA was $5.4 million in the first quarter 2010, an increase of $4.0 million compared to the $1.4 million reported for the first quarter 2009. Adjusted EBITDA growth represents increased operating leverage while driving year-over-year revenue growth of $7.8 million in the first quarter 2010.

Net loss for the first quarter 2010 was $4.7 million, or ($0.09) per share (basic and diluted), compared with a net loss of $4.4 million, or ($0.09) per share (basic and diluted) for the first quarter 2009.

Non-GAAP EPS for first quarter 2010 was $0.00 per share compared to ($0.06) per share reported first quarter 2009. Non-GAAP net earnings or (loss) excludes in-process research and development expenses and Scient’x acquisition-related transaction and restructuring expenses.

2010 Financial Guidance

Reaffirming full year 2010 financial guidance, the Company anticipates pro forma combined revenues of $220 million to $225 million, $32 million to $35 million in pro forma combined adjusted EBITDA and positive non-GAAP EPS for the full year 2010, excluding amortization of acquired intangible assets, acquisition-related transaction and restructuring expenses. The Company reiterates this guidance to reflect the 2010 pro forma combined affect on a 12-month basis, as if the acquisition closed January 1, 2010.

On a financial reporting basis, the Company expects full year 2010 consolidated revenues in the range of $208 million to $213 million, adjusted EBITDA to be in the range of $32 million to $35 million, and positive non-GAAP EPS, excluding amortization of acquired intangible assets, and acquisition-related transaction and restructuring expenses. The financial reporting basis guidance reflects the actual closing of the Scient’x acquisition at the end of March 2010 and the inclusion of Scient’x’s actual operating results, effective April 1, 2010, into the Company’s consolidated statement of operations and consolidated statement of cash flows.

As previously announced, the Scient’x transaction closed on March 26, 2010. The Company has absorbed acquisition-related expenses that had a negative impact to GAAP EPS in the first quarter of 2010 and expects to absorb additional acquisition-related expenses in second quarter 2010.

Conference Call

Alphatec Spine will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET to discuss the results. To participate in the conference call, please visit the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The dial-in numbers are (877) 556-5251 for domestic callers and (720) 545-0036 for international. A live webcast of the conference call will be available online from the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The webcast will be recorded and will remain available on the investor relations section of Alphatec Spine’s website, for at least 30 days.

About Alphatec Spine

Alphatec Spine, Inc. is a wholly owned subsidiary of Alphatec Holdings, Inc. (Nasdaq:ATEC). Alphatec Spine is a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, primarily focused on the aging spine. The Company’s mission is to combine world-class customer service with innovative, surgeon-driven design that will help improve the aging patient’s quality of life. The Company is poised to achieve its goal through new solutions for patients with osteoporosis, stenosis and other aging spine deformities, improved minimally invasive products and techniques and integrated biologics solutions. In addition to its US operations, the Company also markets its products in over 50 international markets through its subsidiary, Scient’x SA, via a direct sales force in France, Italy and the United Kingdom and via independent distributors in the rest of Europe, the Middle East and Africa, South America and Latin America. In Asia and Australia, the Company markets its products through its subsidiary, Alphatec Pacific, Inc, and through Scient’x’s distributors in China, Korea and Australia.

Also visit the Aging Spine Center, www.agingspine.com, a web-based information portal for healthcare providers and patients regarding aging spine disorders and their treatment. Alphatec Spine is working with the National Osteoporosis Foundation as well as other clinical portals that provide peer-reviewed content, to populate the Aging Spine Center. The interactive website will enable patients to review pertinent information about all the key disorders that affect the aging spine in an easy-to-understand format that includes videos, graphics and questions that should be asked of caregivers. Medical information will include published abstracts regarding the aging spine.

Non-GAAP Information for non-GAAP earnings and Adjusted EBITDA

Non-GAAP earnings included in this press release is a non-GAAP (generally accepted accounting principles) financial measure that represents net income (loss) excluding the effects of in-process research and development expenses, acquisition related expenses and litigation settlement expenses. Management does not consider these expenses when it makes certain evaluations of the operations of the Company. Non-GAAP earnings, as defined above, may not be similar to non-GAAP earnings measures used by other companies and is not a measurement under GAAP.

Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation costs, and other income or expense items, such as in-process research and development expense and acquisition-related expenses. Adjusted EBITDA, as defined above, may not be similar to adjusted EBITDA measures used by other companies and is not a measurement under GAAP.

Though management finds GAAP-based earnings or loss and adjusted EBITDA useful for evaluating aspects of the Company’s business, its reliance on these measures are limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses non-GAAP earnings and adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that non-GAAP earnings and adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have these supplemental metrics since, with reconciliation to GAAP, they may provide greater insight into the Company’s financial results.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to: Alphatec Spine’s ability to accelerate new product momentum, bring to market differentiated products and commercialize its product pipeline. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: Alphatec Spine’s ability to meet its 2010 revenue, adjusted EBITDA, and earnings projections, the ability to successfully integrate Scient’x and Alphatec Spine, the growth rate of the spine market related to aging and elderly patients, uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline, the successful global launch of the Company’s new products and the products in its development pipeline including OsseoFix, and the OsseoScrew, and the , failure to achieve acceptance of Alphatec Spine’s products by the surgeon community, failure to obtain FDA clearance or approval for new products, or unexpected or prolonged delays in the process, Alphatec Spine’s ability to develop and expand its business in the United States, Asia, Europe, the Middle East and Africa and Latin America continuation of favorable third party payor reimbursement for procedures performed using Alphatec Spine’s products, unanticipated expenses or liabilities or other adverse events affecting cash flow or Alphatec Spine’s ability to successfully control its costs or achieve profitability, uncertainty of additional funding, Alphatec Spine’s ability to compete with other competing products and with emerging new technologies, product liability exposure, patent infringement claims and claims related to Alphatec Spine’s or a third party’s intellectual property. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues	$38,431	$30,610
Cost of revenues	14,465	10,830

Gross profit	23,966	19,780

Operating expenses:
Research and development	3,687	2,867
In-process research and development	450	1,290
Sales and marketing	13,780	12,784
General and administrative	5,646	5,963
Transaction related expenses	3,152	—
Restructuring expenses	882	—

Total operating expenses	27,597	22,904

Operating loss	(3,631)	(3,124)
Interest and other income (expense), net	(967)	(1,143)

Loss before taxes	(4,598)	(4,267)
Income tax provision	112	116

Net loss	$(4,710)	$(4,383)

Net loss per common share - basic and diluted	$(0.09)	$(0.09)

Weighted-average shares - basic and diluted	54,153	46,503

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands - unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$12,662	$10,085
Accounts receivable, net	39,268	24,766
Inventories, net	46,702	29,515
Prepaid expenses and other current assets	5,057	3,128
Deferred income tax assets	1,427	128

Total current assets	105,116	67,622

Property and equipment, net	36,116	30,356
Goodwill	172,631	60,113
Intangibles, net	40,822	2,296
Other assets	2,520	1,501

Total assets	$357,205	$161,888

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,073	$12,781
Accrued expenses	23,423	16,439
Deferred revenue	1,618	2,135
Other current liabilities	2,864	—
Current portion of long-term debt	10,055	6,724

Total current liabilities	61,033	38,079

Total other long term liabilities	42,020	25,377
Redeemable preferred stock	23,603	23,603
Total stockholders’ equity	230,549	74,829

Total liabilities and stockholders’ equity	$357,205	$161,888

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands - unaudited)

	Three Months Ended March 31,
	2010	2009
Operating loss, as reported	$(3,631)	$(3,124)
Add back:
Depreciation	2,642	1,822
Amortization of intangibles	920	779

Total EBITDA	(69)	(523)

Add back significant items:
Stock-based compensation	981	634
In-process research and development	450	1,290
Transaction related expenses	3,152	—
Restructuring expenses	882	—

EBITDA, as adjusted for significant items	$5,396	$1,401

Net loss, as reported	$(4,710)	$(4,383)
Add back:
In-process research and development	450	1,290
Transaction related expenses	3,152	—
Restructuring expenses	882	—

Net loss, as adjusted for significant items	$(226)	$(3,093)

Net loss per common share - basic and diluted	$(0.09)	$(0.09)
Add back:
In-process research and development	0.01	0.03
Transaction related expenses	0.06	—
Restructuring expenses	0.02	—

Net income/(loss) per common share - basic and diluted, as adjusted for significant items	$0.00	$(0.06)

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except gross profit margin percentages - unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues by geographic segment
U.S.	$28,436	$23,813
Asia	6,096	5,830
Europe	3,899	967

Total revenues	$38,431	$30,610

Gross profit by geographic segment
U.S.	$19,868	$16,863
Asia	2,150	2,525
Europe	1,948	392

Total gross profit	$23,966	$19,780

Gross profit margin by geographic segment
U.S.	69.9%	70.8%
Asia	35.3%	43.3%
Europe	50.0%	40.5%

Total gross profit margin	62.4%	64.6%